EXHIBIT A

Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned acknowledges and agree that the statement to which this Exhibit is attached is filed on behalf of them in the capacities set forth hereinbelow and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it or him contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it or he knows or has reason to believe that such information is inaccurate.

Dated:  January 6, 2003

THE ESTATE OF HENRIETTA MILSTEIN

By:/s/ Monroe G. Milstein
Monroe G. Milstein, Executor

TRUST ESTABLISHED UNDER ARTICLE SIXTH
OF THE LAST WILL AND TESTAMENT OF
HENRIETTA MILSTEIN

By:/s/ Monroe G. Milstein
Monroe G. Milstein, Trustee

/s/ Monroe G. Milstein
MONROE G. MILSTEIN